RESCISSION AGREEMENT

This Rescission Agreement (this "Agreement"), is dated this 8th day of March 2005, is by and among Left Right Marketing Technologies, Inc., a Delaware corporation ("LRMK"), Richard Michael "Mick" Flail ("Hall") and CrazyGrazer.com, Limited Liability Company, formerly known as Crazy Grazer, LLC, a Nevada limited liability company ("Crazy Grazer"); collectively referred to herein sometimes as the "Parties" and individually as the "Party."

RECITALS:

WHEREAS, on the 31st day of March, 2004, the Parties entered into a merger agreement, as amended on April 22, 2004 (the "Merger Agreement") wherein, among other things, LRMK issued Nine Hundred Fifty Thousand (950,000) shares of LRMK's Series A Convertible Preferred Stock (the "Preferred Shares"), par value $0.001 per share, to Hall in exchange for 100% of his membership interest of Crazy Grazer (the "Membership Interest"); and

WHEREAS, on April 26, 2004, the Parties dosed the merger (the "Merger") and exchanged the Preferred Shares and the Membership Interest in accordance with the terms and conditions of the Merger Agreement; and

WHEREAS, the Crazy Grazer business plan, as presented to LRMK's Board of Directors (the ."LRMK Board"), has not complied with the Parties' corporate intentions specified in the Merger Agreement; and

WHEREAS," considering Crazy Grazer's liabilities and lack of assets, the Parties mutually determined that it is in the best interest of all Parties to rescind the Merger; and

WHEREAS, the LRMK Board and Hall, as the managing and sole member of Crazy Grazer, each have determined that this Agreement is fair to their respective stockholders, members, and Hall as to himself, and is in the best interests of such stockholders and members and have, respectively, approved the rescission of the Merger (the "Rescission") in accordance with the terms and conditions of this Agreement; and

NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, LRMK, Hall and Crazy Grazer hereby agree as follows:

1. The Rescission.  At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and .in accordance with the General Limited Liability Statutes of the State of Nevada (the "NGLL"), and the General Corporation Law of the State of Delaware (the "DGCL"), LRMK, Hall, and Crazy Grazer agree to rescind the Merger (the Rescission). The Parties hereby individually and jointly agree that the Merger Agreement will be rescinded and deemed null and void, effective immediately, and that all terms, conditions, covenants, representations and warranties contained in the Merger Agreement will terminate immediately and will be deemed null and void and of no further effect whatsoever. Following the Rescission, LRMK shall own the Preferred Shares and the Parties shall treat the Merger as if such Merger had never occurred.

2. Effective Time.  Subject to the terms and conditions set forth in this Agreement, the Preferred Shares issued pursuant to the terms and conditions of the Merger shall be returned by Hall to LRMK, and the Membership Interest issued pursuant to the terms and conditions of the Merger shall be returned by LRMK to Hall (the time at which the Rescission becomes effective shall be referred to herein as the "Effective Time").

3. Closing of the Rescission.  The closing of the Rescission (the "Closing") shall occur upon the Parties signing this Agreement and is agreed to take place on or about March 8, 2005 at 10:00 am PST (the "Closing Date"), in Las Vegas, NV, unless another time, date or place is agreed to in writing by the Parties hereto. At the Closing LRMK shall deliver to Hall the Membership Interest a certificate representing the Membership Interest and Hall shall deliver a certificate representing the Preferred Shares.

4. Effect of the Rescission.  The Rescission shall have the effect of placing the Parties in the position that such Parties were in prior to the Merger.

5. Liabilities and Assets of Crazy Grazer.  The liabilities and assets of Crazy Grazer as existed at the time of the Merger, and as presently exist, shall remain the liabilities and assets of Crazy Grazer, and nothing contained herein shall be construed by the Parties, any creditor of the Parties, or any stockholder of LRMK, to place the liabilities or assets, of Crazy Grazer in favor of LRMK.

6. Taking of Necessary Action; Further Action.  If, at any time after the Effective Time, Hall or LRMK reasonably determines that any instrument or confirmations of transfer are necessary or desirable to carry out the purposes of this Agreement and to vest LRMK with full right, title and possession to the Preferred Shares, and to vest Hall with the Membership Interest, the officers and directors of LRMK and Hall are fully authorized in the name of their respective corporations, limited liability company or otherwise to take, and will take, all such lawful and necessary or desirable action.

7. Power and Authority.  LRMK and Hall have all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the LRMK Board and the managing member of Crazy Grazer and no other corporate proceedings on the part of LRMK or Crazy Grazer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

8. Access and Review of Records. LRMK and Hall both acknowledge that each has had the opportunity to review both the LRMK corporate records and financial statements and the Crazy Grazer limited liability records and financial statements and both Parties are satisfied that they are executing this Agreement with the full understanding of such information.

9. Title to Preferred Shares and Title to the Membership Interest.  LKMK has good and defensible title to the Membership Interest, and Hall has good and defensible title to the Preferred Shares.

10. Nonsurvival of Representations and Warranties.  The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 11 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

11. Entire Agreement; Assignment.  This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

12. Validity.  If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

13. .Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to each other party at such address as the person to whom notice is given may have furnished to the others in writing.

14. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

15. Personal Liability.  This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder or member of LRMK, Crazy Grazer, Hall or any officer, director, employee, agent, representative or investor of any party hereto.

16. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

In Witness Whereof, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Hall:

By:  /s/ Richard M. "Mick" Hall

    Richard M. "Mick" Hall

LRMK:

Left Right Marketing Technologies, Inc.

a Delaware corporation

By: /s/ S. Matthew Schultz

       S. Matthew Schultz

Crazy Grazer:

CrazyGrazer.com, Limited Liability Company

a Nevada Limited Liability Company

By: Left Right Marketing Technologies, Inc.

Its: Sole and Managing Member

By: /s/ S. Matthew Schultz

       S. Matthew Schultz